COMMON STOCK PURCHASE AGREEMENT



                             Dated as of May 7, 1999




                                  by and among



                                DATAMETRICS CORP.



                                       and



                    THE PURCHASERS LISTED ON EXHIBIT A HERETO


         TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I  DEFINITIONS............................................................................................1

         ARTICLE II  PURCHASE AND SALE OF COMMON STOCK............................................................1

                  Section 2.1       PURCHASE AND SALE OF STOCK....................................................1

                  Section 2.2       THE UNITS ....................................................................2

                  Section 2.3       PURCHASE PRICE AND CLOSING ...................................................2


         ARTICLE III  REPRESENTATIONS AND WARRANTIES..............................................................2

                  Section 3.1       Representation and Warranties of the Company .................................2

                           (a)      Organization, Good Standing and Power ........................................2

                           (b)      Authorization; Enforcement ...................................................3

                           (c)      Capitalization ...............................................................3

                           (d)      Issuance of Units ............................................................4

                           (e)      No Conflicts .................................................................4

                           (f)      Commission Documents, Financial Statements ...................................4

                           (g)      Subsidiaries .................................................................5

                           (h)      No Material Adverse Change ...................................................5

                           (i)      No Undisclosed Liabilities ...................................................6

                           (j)      No Undisclosed Events or Circumstances .......................................6

                           (k)      Indebtedness .................................................................6

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
                           (l)      TITLE TO ASSETS ..............................................................6

                           (m)      ACTIONS PENDING ..............................................................6

                           (n)      COMPLIANCE WITH LAW ..........................................................7

                           (o)      TAXES ........................................................................7

                           (p)      CERTAIN FEES .................................................................7

                           (q)      DISCLOSURE ...................................................................7

                           (r)      OPERATION OF BUSINESS ........................................................8

                           (s)      ENVIRONMENTAL COMPLIANCE .....................................................8

                           (t)      BOOKS AND RECORD INTERNAL ACCOUNTING CONTROLS ................................8

                           (u)      MATERIAL AGREEMENTS ..........................................................9

                           (v)      TRANSACTIONS WITH AFFILIATES .................................................9

                           (w)      SECURITIES ACT OF 1933 .......................................................9

                           (x)      EMPLOYEES ....................................................................9

                           (y)      ABSENCE OF CERTAIN DEVELOPMENTS .............................................10

                           (z)      USE OF PROCEEDS .............................................................11

                  Section 3.2       Representations and Warranties of the Purchasers ............................12
                                    ------------------------------------------------

                           (a)      ORGANIZATION AND STANDING OF THE PURCHASERS .................................12

                           (b)      AUTHORIZATION AND POWER .....................................................12

                           (c)      NO CONFLICTS ................................................................12



                                       ii

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

                           (d)      ACQUISITION FOR INVESTMENT ..................................................13

                           (e)      ACCREDITED PURCHASERS .......................................................13

                           (f)      INFORMATION .................................................................13

                           (g)      GENERAL .....................................................................13

         ARTICLE IV  Covenants ..................................................................................14

                  Section 4.1       Securities Compliance .......................................................14
                                    ---------------------

                  Section 4.2       Registration and Listing ....................................................14
                                    ------------------------

                  Section 4.3       Registration Statement ......................................................14
                                    ----------------------

                  Section 4.4       Delivery of the Units........................................................15
                                    ---------------------

                  Section 4.5       Compliance with Laws ........................................................15
                                    --------------------

                  Section 4.6       Keeping of Records and Books of Account .....................................15
                                    ---------------------------------------

                  Section 4.7       Reporting Requirements ......................................................15
                                    ----------------------

                  Section 4.8       Amendments ..................................................................15
                                    ----------

                  Section 4.9       Other Agreements ............................................................15
                                    ----------------

                  Section 4.10      Reservation of Shares .......................................................15
                                    ---------------------

         ARTICLE V  CONDITIONS TO CLOSING........................................................................16

                  Section 5.1       Conditions Precedent to the Obligation of the Company to Sell the
                                    -----------------------------------------------------------------------
                                    Units .......................................................................16
                                    -----

                           (a)      Accuracy of Each of the Purchaser's Representations and Warranties...........16

                           (b)      Performance by the Purchasers ...............................................16



                                       iii

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
                           (c)      NO INJUNCTION ...............................................................16

                           (d)      CANCELLATION OF PROMISSORY NOTE .............................................16

                  Section 5.2       Conditions Precedent to the Obligation of the Purchasers to Close............16
                                    -----------------------------------------------------------------

                           (a)      ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES.....................16

                           (b)      PERFORMANCE BY THE COMPANY...................................................16

                           (c)      NO SUSPENSION, ETC...........................................................17

                           (d)      NO INJUNCTION................................................................17

                           (e)      NO PROCEEDINGS OR LITIGATION ................................................17

                           (f)      OPINION OF COUNSEL, ETC......................................................17

                           (g)      REGISTRATION RIGHTS AGREEMENT................................................17

                           (h)      RESOLUTIONS..................................................................17

                           (i)      RESERVATION OF SHARES........................................................17

                           (j)      SECRETARY'S CERTIFICATE......................................................18

                           (k)      STOCK CERTIFICATES...........................................................18

         ARTICLE VI  TERMINATION.................................................................................18

                  Section 6.1       Termination by Mutual Consent................................................18
                                    -----------------------------

                  Section 6.2       Other Termination............................................................18
                                    -----------------

                  Section 6.3       Effect of Termination........................................................18
                                    ---------------------

         ARTICLE VII  Indemnification............................................................................18

                  Section 7.1       General Indemnity............................................................18
                                    -----------------
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
                  Section 7.2       Indemnification Procedure....................................................19
                                    -------------------------

         ARTICLE VIII  Miscellaneous.............................................................................20

                  Section 8.1       Fees and Expenses............................................................20
                                    -----------------

                  Section 8.2       Specific Enforcement, Consent to Jurisdiction................................20
                                    ---------------------------------------------

                  Section 8.3       Entire Agreement; Amendment..................................................21
                                    ---------------------------

                  Section 8.4       Notices......................................................................21
                                    -------

                  Section 8.5       Waivers......................................................................21
                                    -------

                  Section 8.6       Headings.....................................................................22
                                    --------

                  Section 8.7       Successors and Assigns.......................................................22
                                    ----------------------

                  Section 8.8       No Third Party Beneficiaries.................................................22
                                    ----------------------------

                  Section 8.9       Governing Law................................................................22
                                    -------------

                  Section 8.10      Survival.....................................................................22
                                    --------

                  Section 8.11      Counterparts.................................................................22
                                    ------------

                  Section 8.12      Publicity....................................................................22
                                    ---------

                  Section 8.13      Severability.................................................................23
                                    ------------

                  Section 8.14      Further Assurances...........................................................23
                                    ------------------


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                                    Schedules
                                    ---------

Schedule 3.1(c)   Capitalization
Schedule 3.1(k)   Indebtedness
Schedule 3.1(o)   Taxes
Schedule 3.1(p)   Certain Fees
Schedule 3.1(y)   Absence of Certain Developments


                                    Exhibits
                                    --------

Exhibit A                  List of Purchasers
Exhibit B                  Form of Registration Rights Agreement
Exhibit C                  Form of Opinion of Counsel



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


                         COMMON STOCK PURCHASE AGREEMENT


         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 7, 1999 by and among Datametrics Corporation, a Delaware corporation (the "Company"), and the entities listed on Exhibit A attached hereto (each a "Purchaser" and collectively referred to herein as the "Purchasers").

         The parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

Section 1.1  DEFINITIONS.

         (a) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition or prospects of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole and/or any condition circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

         (b) "REGISTRATION STATEMENT" shall mean the registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to be filed with the Securities and Exchange Commission for the registration of the Shares.

         (c) "PROSPECTUS" shall mean the draft prospectus in the form attached hereto as Exhibit B.

         (d) "UNITS" shall have the meaning assigned to such term in Section 2.1 hereof.

         (e) "VWAP" shall mean the daily volume weighted average price (based on a trading day from 9:00 a.m. to 4:00 p.m. eastern standard time) of the Common Stock on the relevant exchange as reported by Bloomberg Financial using the AQR function.

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                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1 PURCHASE AND SALE OF UNITS. Subject to the terms and conditions of this Agreement, the Company hereby issues and sells to the Purchasers and each Purchaser hereby severally purchases from the Company the number of Units (the "Units"), each Unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (the "Warrants"), set forth with respect to such Purchaser on Exhibit A hereto for the aggregate purchase price set forth opposite each Purchaser's name on Schedule A hereto. The Company acknowledges that the purchase price of Settondown Capital International, Ltd.'s ("Settondown") pro rata portion of Units was advanced and evidenced by a promissory note issued by the Company in favor of Settondown for the principal amount of $250,000 (the "Promissory Note"). At the Closing the Company shall deliver to Settondown stock certificates (in such denominations as Settondown shall request) representing the shares of Common Stock equal to the total amount of principal and interest accrued and outstanding under the Promissory Note on the Closing Date. Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of Units to be sold hereunder shall not exceed One Million Five Hundred Thousand.

         Section 2.2 The UNITS . The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the exercise of the Warrants. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the "Warrant Shares".

         Section 2.3 PURCHASE PRICE AND CLOSING . The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Units to be issued under this Agreement for a purchase price per Unit equal to $1.00. The closing under this Agreement shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 (the "Closing") at 10:00 a.m. E.S.T. on (i) May 7, 1999 or
(ii) such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

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                                   ARTICLE III

                         Representations and Warranties

         Section 3.1 REPRESENTATION AND WARRANTIES OF THE COMPANY . The Company hereby makes the following representations and warranties to the Purchasers:

       (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries (as defined in Section 3.1(g)). The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

       (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") and to issue and sell the Units in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company. Each of this Agreement and the Registration Rights Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date hereof are set forth on
Schedule 3.1(c) hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as set forth on Schedule 3.1(c), in this Agreement and the Registration Rights Agreement and as set forth in the Prospectus ("Description of Securities"), no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on SCHEDULE 3.1(C) and in the Prospectus ("Management"), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as provided on SCHEDULE 3.1(C) or disclosed in the Prospectus ("Risk Factors"), the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities other than the Selling Shareholders in the Prospectus. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Articles"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

         (d) ISSUANCE OF UNITS. The Units to be issued under this Agreement have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, the Units shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances, and rights of first refusal of any kind. When the Warrant Shares are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the Purchasers shall be entitled to all rights accorded to a holder of Common Stock. At least 1,875,000 shares of Common Stock have been duly authorized and reserved for issuance upon exercise of the Warrants.

         (e) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which

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the Company is bound or by which any of its respective  properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except for (in the case of subsections (ii), (iii) and (iv), above), such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement, or issue and sell the Units, Common Stock, Warrants and the Warrant Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "Commission"), the American Stock Exchange, or state securities administrators subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each of the Purchasers herein.

         (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a), 14 or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered to the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 1998 and prior to the Closing Date. The Company has not provided to the Purchasers any material non-public information relating to the Company or information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement or as set forth in the Prospectus. As of their respective dates, the Form 10-K for the year ended October 25, 1998 and the Form 10-Q for the fiscal quarter ended January 24, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Form 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) SUBSIDIARIES. The Company has no subsidiaries. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

         (h) NO MATERIAL ADVERSE CHANGE. Since January 24, 1999, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, and except as disclosed in the Prospectus ("Risk Factors"), the Company has not experienced or suffered any Material Adverse Effect.

         (i) NO UNDISCLOSED LIABILITIES. Except as disclosed in the Prospectus ("Risk Factors"), the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), other than those incurred in the ordinary course of the Company's business since January 24, 1999 and which, individually or in the aggregate, do not or could not be reasonably expected to have a Material Adverse Effect.

         (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (k) INDEBTEDNESS. SCHEDULE 3.1(K) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business consistent with past practices), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

         (l) TITLE TO ASSETS. The Company has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for liens securing indebtedness listed in Note 7 to the Financial Statements contained in the Prospectus or such that could not reasonably be expected to cause a Material Adverse Effect. All said leases of the Company are valid and subsisting and in full force and effect.

         (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Prospectus ("Risk Factors"), there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         (n) COMPLIANCE WITH LAW. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances or such that, individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) TAXES . Except as set forth on SCHEDULE 3.1(O) hereto, the Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. Except as disclosed on
Schedule 3.1(o) hereto, none of the federal income tax returns of the Company for the years subsequent to October 21, 1995 have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

         (p) CERTAIN FEES. Except as set forth on Schedule 3.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Purchaser with respect to the transactions contemplated by this Agreement.

         (q) DISCLOSURE. To the best of the Company's knowledge, neither this Agreement (including the Schedules hereto) nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         (r) OPERATION OF BUSINESS. The Company owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Prospectus ("Intellectual Property"), and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except to the extent that a Material Adverse Effect could not reasonably be expected to result from such conflict.

         (s) ENVIRONMENTAL COMPLIANCE. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business. The Company is also in compliance  with all other  limitations,  restrictions,  conditions,  standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the presence, manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

         (T) BOOKS AND RECORD: INTERNAL ACCOUNTING CONTROLS. The records and documents of the Company, accurately reflect in all material respects the information relating to the business of the Company the location and collection of its assets and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

         (u) MATERIAL AGREEMENTS. The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form SB-2 or applicable form (collectively, "Material Agreements") if the Company were registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and, to the best of the Company's knowledge is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

         (v) TRANSACTIONS WITH AFFILIATES. Except for the purchase by Daniel P. Ginns of $150,000 of bridge notes, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company or any of its respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

         (w) SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Units and other securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Units or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, so as to bring the issuance and sale of the Units under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Units and other securities hereunder.

         (x) EMPLOYEES. The Company has no collective bargaining arrangements or agreements covering any of its employees. Except as set forth in the Prospectus ("Employment Contract") or as otherwise disclosed in writing by the Company to the Purchasers, the Company has no employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or obtain any rights in any assets of the Company. Since October 24, 1998, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

         (y) ABSENCE OF CERTAIN DEVELOPMENTS. Except as provided on Schedule 3.1(y) hereto or disclosed in the Prospectus ("Risk Factors"), since October 24, 1998, the Company has not:

         (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

         (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business;

         (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

         (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

         (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

         (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

         (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

         (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

         (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

         (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

         (xi) made charitable contributions or pledges in excess of $25,000;

         (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

         (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

         (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company; or

         (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

         (z) USE OF PROCEEDS. The proceeds from the sale of the Units will be used by the Company for general corporate purposes, settlement of litigation and repayment of certain indebtedness of the Company, including the Promissory Note.

         (aa) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         (bb) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company which has had or could reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement and the issue and sale of the Units will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this
Section 2.1(ac),  the term "Plan" shall mean an "employee  pension benefit plan"
(as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

         (cc) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF UNITS. The Company acknowledges and agrees that each of the Purchasers is acting individually and solely in the capacity of arm's length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder and thereunder. The Company further acknowledges that each of the Purchasers is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder and thereunder and any advice given by any of the Purchasers or any of their representatives or agents in connection with this Agreement, the Registration Rights Agreement and the transactions contemplated hereunder and thereunder is merely incidental to such Purchaser's purchase of the Units.

         (dd) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

         Section 3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers hereby severally and not jointly make the following representations and warranties to the Company:

         (a) ORGANIZATION AND STANDING OF THE PURCHASERS. Such Purchaser is a corporation duly incorporated (in the case of a corporate Purchaser), validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) AUTHORIZATION AND POWER. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Units being sold to it hereunder. The execution, delivery and performance of this
Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action. Each of this Agreement and the Registration Rights Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

         (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of such Purchaser to enter into and perform its obligations under this Agreement in any material respect. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         (d) ACQUISITION FOR INVESTMENT. Such Purchaser is purchasing the Units solely for its own account for the purpose of investment. Such Purchaser does not have a present arrangement or intention to effect any organized distribution of the Units or the Common Stock to or through any person or entity and agrees not to sell, assign or otherwise transfer any of its shares of Common Stock, Warrants or Warrant Shares for a period of sixty (60) days commencing on the Closing Date (the "Lock-Up Period"); provided, however, that by making the representations herein, such Purchaser reserves the right to dispose of the Common Stock, the Warrants or the Warrant Shares at any time following the Lock-Up Period in accordance with Federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Units and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. Such Purchaser is capable of evaluating the risks and merits of an investment in the Units by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Purchaser is capable of bearing the entire loss of its investment in the Units.

         (e) ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

         (f) INFORMATION. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested by such Purchaser . Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

         (g) General . Such Purchaser understands that the Units are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Units.




                                   ARTICLE IV

                                    COVENANTS

         The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 4.1        SECURITIES COMPLIANCE.

         (a) The Company shall notify the Commission and American Stock Exchange, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Purchasers or subsequent holders.

         (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each of the Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of each of the Purchasers to acquire the Units.

         Section 4.2 REGISTRATION AND LISTING. The Company will take all action necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the American Stock Exchange or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of American Stock Exchange or any relevant market or system.

         Section 4.3 REGISTRATION STATEMENT. The Company shall cause to be filed the Registration Statement, which Registration Statement shall provide for the resale of the shares of Common Stock and Warrant Shares underlying the Units purchased by and issued to the Purchasers in accordance of this Agreement and the Registration Rights Agreement. The Company shall take all action necessary to cause such Registration Statement to be declared effective by the Commission in accordance with the Registration Rights Agreement.

         Section 4.4 COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 4.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         Section 4.6 REPORTING REQUIREMENTS. Upon request, the Company shall furnish the following to each Purchaser so long as such Purchaser is the beneficial owner of Common Stock or Warrants:

         (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and

         (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

         Section 4.7 AMENDMENTS. The Company shall not amend or waive any provision of the Articles of Incorporation or Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Units.

         Section 4.8 OTHER AGREEMENTS. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair in any material respects the right or ability to perform of the Company under this Agreement or the Articles of Incorporation of the

Company. So long as any of the Purchasers are the beneficial owners of shares of Common Stock, Warrants or Warrant Shares, the Company is restricted from issuing, without the prior consent of the Purchasers, any Common Stock or any financial instruments convertible into Shares of Common Stock for the greater of
(i) a period of 120 days following the Closing Date and (ii) 30 days after the effective date of the Registration Statement.

         Section 4.9 RESERVATION OF SHARES. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Warrant Shares.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1  CONDITIONS  PRECEDENT TO THE  OBLIGATION OF THE COMPANY TO
SELL THE UNITS. The obligation hereunder of the Company to issue and sell the Units to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         (a) ACCURACY OF EACH OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) PERFORMANCE BY THE PURCHASERS. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing.

         (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) CANCELLATION OF PROMISSORY NOTE. At the Closing the Purchasers shall deliver or cause the delivery to the Company of the original Promissory Note marked "canceled" and "paid in full".

Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO CLOSE. The obligation hereunder of the Purchasers to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

         (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (c) NO SUSPENSION, ETC. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission or the American Stock Exchange (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Closing), and, at any time prior to the Closing, trading in securities generally as reported by the American Stock Exchange shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of a Purchaser, makes it impracticable or inadvisable to purchase the Units.

         (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (f) OPINION OF COUNSEL, ETC. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of Closing, in the form of Exhibit C hereto, and such other certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

         (g) REGISTRATION RIGHTS AGREEMENT. At the Closing the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

         (h) RESOLUTIONS. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3.1(b) above in a form reasonably acceptable to each Purchaser (the "Resolutions").

         (i) RESERVATION OF SHARES. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a number of shares of Common Stock equal to at least 125% of the aggregate number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were exercised on the Closing Date (and assuming all such Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

         (j) SECRETARY'S CERTIFICATE. The Company shall have delivered to each Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement, the Registration Rights Agreement and the Warrants and any other documents required to be executed or delivered in connection therewith.

         (k) STOCK CERTIFICATES. At the Closing the Company shall have executed and delivered to the Purchasers the Warrants and stock certificates (in such denominations as the Purchasers shall request) representing the shares of Common Stock being purchased by such Purchaser hereunder.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement shall terminate on May 10, 1999 if the Units have not been issued and sold by the Company and purchased by the Purchasers. This Agreement may be terminated by mutual consent of the parties.

         Section 6.2 OTHER TERMINATION. The Purchasers may terminate this Agreement if (x) an event resulting in a Material Adverse Effect has occurred, or, (y) the Company is insolvent or has commenced or is the subject of a bankruptcy proceeding.

         Section 6.3 EFFECT OF TERMINATION. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1 and 8.2, and
Article VII herein. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchasers from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

         Section 7.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless each Purchaser (and its directors, officers, affiliates, agents, successors and assigns but excluding consequential damages) from and against any and all actual losses, liabilities, deficiencies, costs, damages and reasonable expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by such Purchaser as a result of any breach of the covenants made by the Company herein. Each Purchaser severally agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all actual losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements but excluding consequential damages) incurred by the Company as result of any breach of the covenants made by such Purchaser herein.

         Section 7.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent (which consent shall not be unreasonable withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 FEES AND EXPENSES. The Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers in an amount not to exceed $10,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Units pursuant hereto.

         Section 8.2  SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION .

         (a) The Company and each Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Each of the Company and each Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and each Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         Section 8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby, supersedes all prior agreements with respect to subject matter hereof and, except as specifically set forth herein or in the Registration Rights Agreement, neither the Company nor any Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section8.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:         Datametrics Corporation
                           25B Hanover Rd.
                           Florham Park, New Jersey 07932
                           Attn: Daniel P. Ginns
                           Fax No.: (973) 377-5736

                           with copies to:

                           Lane Altman & Owens LLP
                           101 Federal Street
                           Boston, MA 02110
                           Attn: Joseph F. Mazzella, Esq.
                           Fax No.: (617) 345-0400

If to the Purchasers:      at the address set forth on Exhibit A attached hereto

                           with copies to:

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Telephone Number: (212) 704-6000
                           Fax:  (212) 704-6288
                           Attention:  Christopher S. Auguste, Esq.

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 8.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.7 SUCCESSORS AND ASSIGNS. The Purchasers may not assign this Agreement to any person (other than to an affiliate of such Purchaser) without the prior consent of the Company, which consent will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 8.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         Section 8.10 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Article III shall survive the execution and delivery hereof and the Closing until the date three years from the Closing Date, and the agreements and covenants set forth in Articles II, IV, VI, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 8.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         Section 8.12 PUBLICITY. Prior to the Closing, neither the Company nor the Purchasers shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, that the Company must issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company will use its best efforts to consult with the Purchasers on the form and substance of such press release. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchasers, which consent shall not be unreasonably withheld or delayed.

         Section 8.13 SEVERABILITY. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 8.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchasers or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Common Stock, the Warrants, the Warrant Shares and the Registration Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

                                         DATAMETRICS CORPORATION

                                         By:   /s/ Daniel P. Ginns
                                            ------------------------------------
                                              Name: Daniel P. Ginns
                                              Title:   CEO

                                         SETTONDOWN CAPITAL INTERNATIONAL, LTD.

                                         By:      /s/ Dawn E. Davies
                                            ------------------------------------
                                              Name:    Dawn E. Davies
                                              Title:   Vice President

                                         HEADWATERS CAPITAL

                                         By:      /s/ Jonathan Ungar
                                            ------------------------------------
                                              Name: Jonathan Ungar
                                              Title: General Partner

                                         MANCHESTER ASSET MANAGEMENT

                                         By:      /s/ Dawn E. Davies
                                            ------------------------------------
                                              Name:    Dawn E. Davies
                                              Title:   Vice President

                                EXHIBIT A to the
                         COMMON STOCK PURCHASE AGREEMENT


                                            Investor Address
Investor Name                               and Facsimile Number                    Number of Units
-------------                               --------------------                    ---------------
Settondown Capital International, Ltd.      Charlotte House                              250,000
                                            Charlotte Street
                                            Nassau, Bahamas
                                            (242) 325-7918
                                            Attn: Anthony L. M. Inder Rieden

Headwaters Capital                          220 Montgomery Street                      1,000,000
                                            Suite 500
                                            San Francisco, California 94104
                                            Attn: Timothy Keating
                                            Fax No.: 415-398-8204


Manchester Asset Management                 Charlotte House                              250,000
                                            Charlotte Street
                                            Nassau, Bahamas
                                            (242) 325-7918
                                            Attn: Anthony L. M. Inder Rieden

                             DATAMETRICS CORPORATION
                              DISCLOSURE SCHEDULES
                          RELATING TO THE COMMON STOCK
                  PURCHASE AGREEMENT, DATED AS OF MAY 7 , 1999
                        AMONG DATAMETRICS CORPORATION AND
                           THE PURCHASERS NAMED HEREIN




ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY TERMS REQUIRING DEFINITION HEREIN ARE DEFINED IN THE AGREEMENT.

ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER; PROVIDED, HOWEVER, THAT DISCLOSURE OF THE INFORMATION IN ONE SECTION OF THE DISCLOSURE SCHEDULE SHALL NOT BE DEEMED TO RELATE TO OR QUALIFY ANY OTHER SECTION UNLESS THE RELEVANCE OF SUCH MATTER TO ANOTHER SECTION IS READILY APPARENT.

                                 SCHEDULE 3.1(c)

                         Common Stock Purchase Agreement
                             Dated as of May 7, 1999
                      by and among Datametrics Corporation
                         and the Purchasers Named Herein
------------------------------------------------------------------------------

CAPITALIZATION.

         AUTHORIZED SHARES.

         40,000,000 shares of Common Stock, $.01 par value per share. 5,000,000 shares of Preferred Stock, $.01 par value per share.

         ISSUED AND OUTSTANDING.

         17,322,879 shares of Common Stock, $.01 par value per share. No shares of Preferred Stock.

         EMPLOYEE STOCK OPTIONS.

         226,250 stock options have been issued from time to time to employees under the Company's employee stock option plan.

         REGISTRATION RIGHTS.

         All shareholders listed in the section of the Prospectus entitled "Principal and Selling Shareholders" have registration rights.

                                 SCHEDULE 3.1(k)

                         Common Stock Purchase Agreement
                             Dated as of May 7, 1999
                      by and among Datametrics Corporation
                         and the Purchasers Named Herein
------------------------------------------------------------------------------

INDEBTEDNESS.


Payable To                Original           Original        Balance                  Interest         Maturity Date
                          Amount             Date                                     Rate
Provident Mutual          565,000            6/1/96          746,000                  Variable         5/01/98
Subordinated Debt         1,850,000          11/1/96         1,350,000                10%              5/1/98
South Trust Bank          975,000            12/1/97         966,907                  8.02%            12/01/12
QuilCap Corp.             2,250,000          12/23/98        2,250,000                10%              12/23/00
Cannell Capital           1,000,000          12/23/98        1,000,000                10%              12/23/00
Management
Michael Rich              100,000            12/23/98        100,000                  10%              12/23/00
M. Omar Ashraf            100,000            12/23/98        100,000                  10%              12/23/00
Bridge Notes              400,000            4/10/99         400,000                  10%              5/9/99
Settondown Capital        250,000            4/27/99         250,000                  12%              90 days from
International, Ltd.                                                                                    issuance


                                 SCHEDULE 3.1(o)

                         Common Stock Purchase Agreement
                             Dated as of May 7, 1999
                      by and among Datametrics Corporation
                         and the Purchasers Named Herein
 ------------------------------------------------------------------------------

TAXES.

         (a)      FILING TAXES.

                  The Company's 1997 and 1998 tax returns have not yet been filed.

         (b)      INTERNAL REVENUE SERVICE AUDITS.

                  None.

                                 SCHEDULE 3.1(p)

                         Common Stock Purchase Agreement
                             Dated as of May 7, 1999
                      by and among Datametrics Corporation
                         and the Purchasers Named Herein
 ------------------------------------------------------------------------------

BROKER'S FEES.

     NAME                               AMOUNT

     Gilston Corporation, Ltd.          5% of the aggregate purchase price under
                                        the Purchase Agreement paid in the form of shares of Common Stock and Warrants.

                                 SCHEDULE 3.1(y)

                         Common Stock Purchase Agreement
                             Dated as of May 7, 1999
                      by and among Datametrics Corporation
                         and the Purchasers Named Herein
------------------------------------------------------------------------------

ABSENCE OF CERTAIN DEVELOPMENTS SINCE OCTOBER 25, 1998.

         See, generally, the following periodic reports of the Company as filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as well as the Prospectus contained in the Company's Registration Statement on Form SB-2:

         (a) Quarterly Report on Form 10-QSB for the fiscal period ended January 24, 1999 as filed with the SEC on March 11, 1999;
         (b)      Annual  Report on Form 10-K for the fiscal year ended  October
                  25, 1999 as filed with the SEC on January 25, 1999; and
         (c)      Current  Report on Form 8-K, dated December 24, 1998, as filed with the SEC on January 7, 1999.

(i)      ISSUANCE OF SECURITIES.

         (a) In December 1998, the Company sold approximately $3.45 million of 10% Subordinated Notes Due 2000 and Warrant to purchase up to 2,075,560 shares of Common Stock. Also in December, 1998 the Company sold approximately $1.55 Million shares of its Common Stock.

                  In March 1999, the Company sold approximately $400,000 of 10% Bridge Notes Due May, 1999 and Warrants to purchase up to 200,000 shares of its Common Stock. Since March 1999, certain officers of the Company have also made bridge loans to the Company from time to time in the aggregate amount of $50,000.

                  In April 1998, the Company issued 150,000 shares of its Common Stock to The Manufacturer's Life Insurance Company (U.S.A.) pursuant to a Mutual Release and Settlement Agreement.

                  FOR A FULL DESCRIPTION OF THE FOREGOING, SEE THE SECTION ENTITLED "LIQUIDITY AND CAPITAL RESOURCES" INCLUDED IN THE PROSPECTUS CONTAINED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM SB-2.

         (b) In December 1998, January 1999, and April 1999, the Company issued an aggregate 30,000 shares to Directors in lieu of fees for attendance of certain committee meetings of

                  Directors.  See the section entitled  "Director  Compensation"
                  included  in  the   Prospectus   contained  in  the  Company's
                  Registration Statement on Form SB-2.

(ii)     BORROWINGS.

         In addition to the loans described in Schedule 3.1(o)(i)(a) above, the Company executed a promissory note dated April 27, 1999 in the amount of $250,000, payable to Settondown Capital International, Ltd.

(iii)    None.

(iv)     None.

(v)      None.

(vi)     DISCLOSURE OF PROPRIETARY CONFIDENTIAL INFORMATION.

         The Company has discussed protection of its intellectual property with patent and trademark counsel.

(vii)    None.

(viii)   None.

(ix)     None.

(x)      None.

(xi)     None.

(xii)    None.

(xiii)   None.

(xiv)    None.

(xv)     None.